Exhibit 10.31

Debt Transfer Agreement

[Unofficial English Translation]

Party A: BRIDGETIME LIMITED (Transferor)

Party B: Minfei Bao (Creditor)

Party C: UTIME LIMITED (Transferee)

Whereas,

1.	As of March 31, 2019, the balance due to Party B from Party A is US$984,000.

By consensus of the Parties, Party A, Party B and Party C agree as follows:

I.	Party C agrees to assume the debt of US$984,000 owed by Party A to Party B without consideration. Upon the assuming of the debt, Party C shall repay the debt due to Party B.

II.	If Party C breaches this Agreement, it shall be liable for the breach of agreement to Party A.

III.	In the event of disputes or litigation arising out of or in connection with this Agreement, the Parties agree that such dispute shall be first negotiated in an amicable way; if the dispute cannot be settled through such negotiation, any party may bring a lawsuit in the court where Party A is located.

IV.	This Agreement shall be provided in triplicates, with each party holding one copy and the three copies are in full force and effect.

V.	This Agreement shall enter into force after all parties have signed or sealed properly.

Party A:	Party B:	Party C:

For an on behalf of BRIDGETIME LIMITED	/s/ Minfei Bao	UTime Limited (Seal Affixed)
/s/ Minfei Bao
/s/ Weihuang Chen
Authorised Signature(s)

Date:	Date:	Date: March 31, 2019